Exhibit 99.1

        5300 Town and Country Blvd., Suite 500
        Frisco, Texas 75034
        Telephone: (972) 668-8834
        Contact: Gary H. Guyton
        Director of Planning and Investor Relations
        Web Site:  www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. ANNOUNCES
SENIOR NOTES EXCHANGE

FRISCO, TEXAS, August 1, 2016 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) announced today that it has commenced an offer to exchange (the "Exchange Offer") any and all of its existing senior notes for three new series of secured notes and, in the case of the Company's 10% Senior Secured Notes due 2020, warrants exercisable for the Company's common stock, upon the terms and subject to the conditions set forth in the Registration Statement on Form S-4 filed today with the Securities and Exchange Commission (the "SEC").
The following table sets forth each series of outstanding notes subject to the Exchange Offer and the consideration offered for such series in the Exchange Offer:
Notes to be Tendered	Aggregate Principal Amount Outstanding (in millions)	Early Exchange Consideration per $1,000 Principal Amount of Notes	Late Exchange Consideration per $1,000 Principal Amount of Notes
10% Senior Secured Notes due 2020	$700.0	$1,000 principal amount of Senior Secured Toggle Notes due 2020 and warrants exercisable for 1.5 shares of common stock	$950 principal amount of Senior Secured Toggle Notes due 2020 and warrants exercisable for 1.5 shares of common stock
7¾% Senior Notes due 2019	$288.5	$1,000 principal amount of 7¾% Second Lien Convertible PIK Notes due 2019	$950 principal amount of 7¾% Second Lien Convertible PIK Notes due 2019
9½% Senior Notes due 2020	$174.6	$1,000 principal amount of 9½% Second Lien Convertible PIK Notes due 2020	$950 principal amount of 9½% Second Lien Convertible PIK Notes due 2020
The second lien notes will be convertible into shares of the Company's common stock which would in the aggregate represent approximately 73.5% of the Company's total issued and outstanding common stock (assuming the conversion of all such notes and the exercise of all warrants offered as part of the exchange offer). As the number of shares issuable upon conversion of the second lien convertible notes exceeds 19.9% of the Company's currently outstanding shares, in accordance with New York Stock Exchange rules, the second lien notes will only be convertible following stockholder approval of the issuance of such shares. The Company intends to call a special meeting of stockholders promptly following completion of the Exchange Offer to seek stockholder approval for such issuance.
The exchange is intended to restructure the terms of the Company's consolidated outstanding indebtedness to enhance liquidity, add equity and pay-in-kind interest components, to provide collateral security to certain unsecured debt obligations, to modify the restrictive covenants and to make other changes in such terms. The Exchange Offer was commenced following several months of dialogue with representatives of certain of the Company's current noteholders. If successful, the transaction will promote the Company's long-term financial viability, will make it more competitive and will position the Company to continue the profitable development of its oil and gas properties.

To validly tender their notes, the participating noteholders will be required to deliver a letter of transmittal and consent to certain amendments to the terms of the existing notes and related indentures that would remove certain of the covenants governing the existing senior notes and approve the release of the collateral with respect to the existing senior secured notes.
Holders must validly tender (and not withdraw) their existing notes at or prior to 5:00 p.m., New York City time, on August 12, 2016 (the "Early Tender Date"), unless extended by the Company, in order to be eligible to receive the Early Exchange Consideration shown in the table above. Notes tendered after the Early Tender Date but prior to the Expiration Date (as defined below) will be eligible to receive only the applicable Late Exchange Consideration set out in such table. Tenders may be validly withdrawn at any time on or prior to 11:59 p.m., New York City time, on August 26, 2016, unless extended by the Company, but not thereafter unless required by law. The Exchange Offer will expire at 11:59 p.m., New York City time, on August 26, 2016 (the "Expiration Date"), unless extended by the Company. The closing will occur promptly after the Expiration Date and subject to satisfaction or waiver of the closing conditions, as set forth in the registration statement. Accrued and unpaid interest on all tendered notes will be paid in cash upon closing of the Exchange Offer.
The Exchange Offer is conditioned upon among other matters (i) the tender (and not validly withdrawn) of (x) 95% outstanding principal amount of the existing senior secured notes and (y) 95% outstanding principal amount of the existing 2019 notes and 2020 notes (on an aggregate basis) and (ii) completion of the Exchange Offer by September 15, 2016.
The Company will agree to pay a soliciting dealer fee equal to $5.00 for each $1,000 principal amount of old notes that are validly tendered for exchange and not validly withdrawn pursuant to the Exchange Offer to retail brokers that are appropriately designated by their clients to receive this fee, but only if the old notes of each applicable series that are tendered by or for that beneficial owner have an aggregate equivalent principal amount of $250,000 or less. Soliciting dealer fees will only be paid to retail brokers upon consummation of the Exchange Offer. No soliciting dealer fees will be paid if the Exchange Offer is not consummated, and the fees will be payable thereafter upon request by the soliciting dealers and presentation of such supporting documentation as the Company may reasonably request.
BofA Merrill Lynch is acting as dealer manager in connection with the exchange offer. Holders of the notes may contact BofA Merrill Lynch at (888) 292-0070 (toll-free) or collect at (980) 388-4813 or (646) 855-2464 with any questions they may have regarding the exchange offer. D.F. King & Co., Inc. is serving as information and exchange agent for the Exchange Offer. You should direct questions, requests for assistance and requests for copies of the prospectus and letter of transmittal to the agent at (212) 269-5550 (for banks and brokers) or (877) 732-3619 (toll free) (all others).
Important Information about the Exchange Offer
This release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any security. An exchange offer will only be made by means of the prospectus, letter of transmittal and other offer documents, described herein.
Security holders are strongly urged to carefully review the registration statement, the preliminary prospectus and the other related documents and materials filed with the SEC, including the final prospectus described below, when available, as well as any amendments and supplements thereto because they will contain important information about the Company, the Exchange Offer and are the sole means by which any offer to exchange or any solicitation of any such offer, will be made.

The registration statement contains a preliminary prospectus and related transmittal materials that are being delivered today to holders of the notes. Investors and security holders may obtain a free copy of the registration statement, preliminary prospectus and transmittal materials, as well as other documents filed by the Company with the SEC, at the SEC's website, www.sec.gov. Free copies of the Company's filings with the SEC have been made available on the Company's website, www.comstockresources.com, or may be obtained by making a request directly to the Company by phone at 972-668-8800, or in writing to the Company's corporate offices at 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034, Attention: Mr. Roland Burns, President, Chief Financial Officer and Corporate Secretary.
A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy Company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.